UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021
________________________
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
________________________
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)
 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GFN	NASDAQ Global Market

9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (Liquidation Preference $100 per share)	GFNCP	NASDAQ Global Market

7.875% Senior Notes due 2025	GFNSZ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01
Entry into a Material Definitive Agreement.

Merger Agreement

On April 15, 2021, General Finance Corporation (the “Company” or “General Finance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, United Rentals (North America), Inc., a Delaware corporation (“United Rentals”) and UR Merger Sub VI Corporation, a wholly owned subsidiary of United Rentals (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) at a price per share of $19.00 (such amount, or any other amount per share paid in the Offer in accordance with the Merger Agreement, the “Offer Price”), net to the holders of Company Common Stock in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”).

Promptly following the consummation of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub shall, in accordance with section 251(h) of the Delaware General Corporation Law (the “DGCL”), merge with and into the Company (the “Merger”), with the Company surviving the Merger and each share of Company Common Stock that is not validly tendered and irrevocably accepted for payment pursuant to the Offer will be converted into the right to receive the Merger Consideration.  With regard to the Company’s 8.00% Series B cumulative preferred stock, par value $0.0001 (the “Series B Preferred Stock”), and the Company’s 9.00% Series C cumulative redeemable perpetual preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”, and together with the Series B Preferred Stock, the “Company Preferred Stock”), the Merger Agreement provides that the Company Preferred Stock will not be affected by the Merger, and that each share of Company Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will remain an issued and outstanding share of Company Preferred Stock immediately after the Merger, having the same terms and conditions as of immediately prior to the Merger.  Following the closing of the Merger, the issued and outstanding shares of the Company Preferred Stock will be redeemed in accordance with their terms.

Under the terms of the Merger Agreement, Merger Sub’s obligation to accept and pay for any shares of Company Common Stock pursuant to the Offer is subject to customary conditions, including, among others: (i) the condition that, prior to the expiration of the Offer, the number of shares of Company Common Stock validly tendered and not properly withdrawn (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been received), together with any shares of Company Common Stock otherwise owned by Merger Sub, represent at least one share more than 50% of the then outstanding shares of Company Common Stock (the “Minimum Condition”); (ii) no law or order is in effect that makes unlawful or prevents the consummation of the Offer or the Merger; (iii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the receipt of certain foreign governmental clearances; (v) accuracy of the Company’s representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (vi) compliance by the Company with its covenants in the Merger Agreement in all material respects; (vii) the absence of any changes that have (or would reasonably be expected to have) a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (subject to customary carveouts); (viii) the absence of a revocation or rescission of the confidentiality, non-competition, and non-solicitation agreement with Ronald Valenta, the Company’s Executive Chairman of the Board; and (ix) the absence of a revocation or rescission of the Key Employee Employment Agreements and the Employee Letter Agreements, as further described below under Item 5.02, and the absence of an indication of intention by any such Key Employee (as defined below) to leave in connection with the Merger.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors, and the Company’s board of directors has resolved to recommend to the stockholders of the Company to accept the Offer and tender their shares of Company Common Stock in the Offer. The Company has agreed not to solicit alternative transactions, subject to customary exceptions.

The Merger Agreement provides that at the effective time of the Merger, (1) all outstanding options relating to Company Common Stock (whether vested or unvested) will be cancelled and the holders will be entitled to receive (without interest) an amount in cash equal to the product of (X) the number of shares of Company Common Stock subject to the option; multiplied by (Y) the excess (if any) of the Offer Price over the exercise price applicable to the option, less applicable withholding of taxes, (2) any vesting conditions applicable to outstanding awards of restricted Company Common Stock will accelerate in full, and such restricted Company Common Stock will be converted into and become exchanged for the Merger Consideration, and (3) any vesting conditions applicable to outstanding restricted stock units relating to Company Common Stock will accelerate in full, and each restricted stock unit will be cancelled and the holders will be entitled to receive (without interest) an amount in cash equal to the product of (X) the number of shares of Company Common Stock subject to the restricted stock unit; multiplied by (Y) the Offer Price, less applicable withholding of taxes.

The Merger Agreement contains representations, warranties and covenants of the Company, Merger Sub and United Rentals that are customary for a transaction of this nature, including among others, covenants by the Company regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters.

The Merger Agreement contains certain termination rights of the Company and United Rentals. If the Merger Agreement is terminated under specified circumstances, the Company will be required to pay United Rentals a termination fee of $22 million in cash, including: (i) if the Merger Agreement is terminated by the Company (subject to the terms and conditions of the Merger Agreement) should the Company enter into an alternative transaction with respect to a “Superior Proposal” (as defined in the Merger Agreement), and (ii) if the Merger Agreement is terminated by Parent due to a “Change of Recommendation” as defined in the Merger Agreement) by the Company’s board of directors (.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or United Rentals. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and United Rentals to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and United Rentals rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Merger Sub or United Rentals.

Support Agreements

Concurrently with the execution of the Merger Agreement, the directors, executive officers and certain other stockholders of the Company (collectively, the “Supporting Stockholders”) entered into Tender and Support Agreements (the “Support Agreements”) with United Rentals and Merger Sub pursuant to which, among other things and subject to the conditions in the Support Agreements, such Supporting Stockholders agreed to tender in the Offer the outstanding shares of Company Common Stock beneficially owned by them, which in the aggregate represent approximately 38% of the outstanding shares of Company Common Stock.

At any annual or special meeting of the stockholders of the Company, and at any adjournment or postponement thereof, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Supporting Stockholders agreed to (or agreed to cause the applicable holder of record to) irrevocably and unconditionally be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all outstanding shares of Company Common Stock held by such Supporting Stockholders (to the extent that any such Supporting Stockholders’ shares are not purchased in the Offer and provided that the Offer price has not been decreased): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and any action in furtherance of the foregoing and (b) against (i) any “Acquisition Proposal” (as defined in the Merger Agreement), (ii) any proposal or action that would reasonably be expected to prevent, interfere with, impede, frustrate, delay, postpone or adversely affect the consummation of the Merger, (iii) any proposal or action that would (or would be reasonably expected to) directly result in a breach of the any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Supporting Stockholder contained in the Support Agreement, in either case that would result in any condition to the Offer being unsatisfied at the “Expiration Time” (as defined in the Merger Agreement), and (iv) any amendment to the Company’s certificate of incorporation or bylaws.

The Support Agreements terminate upon certain events, including a Change of Recommendation by the Company’s board of directors and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the Support Agreements, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Non-Competition Agreement

In connection with the execution of the Merger Agreement, United Rentals entered into a confidentiality, non-competition, and non-solicitation agreement (the “Non-Competition Agreement”), contingent on the consummation of the Merger, with Ronald Valenta, the Company’s Executive Chairman of the Board.  Among other restrictions, the Non-Competition Agreement imposes certain non-competition restrictions on Mr. Valenta during the five year period following the consummation of the Merger.

The foregoing description of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Non-Competition Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Key Employee Arrangements

As further described below under Item 5.02, in connection with the execution of the Merger Agreement, United Rentals entered into offer letters and related employment documentation, contingent on the consummation of the Merger, with certain key employees of the Company setting forth the terms and conditions of these key employees’ continued employment with United Rentals from and after the consummation of the Merger.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Arrangements

In connection with the execution of the Merger Agreement, United Rentals entered into employment agreements, contingent on the consummation of the Merger, with certain key employees of the Company selected by United Rentals (“Key Employees”), setting forth the terms and conditions of each Key Employee’s continued employment with United Rentals from and after the consummation of the Merger, substantially in the form filed herewith as Exhibit 10.3 (the “Key Employee Employment Agreements”).  The Key Employee Employment Agreements provide, among other things, that (i) the Key Employees shall be subject to the non-compete and non-solicitation provisions set forth in the Key Employee Employment Agreements for the period during their employment with United Rentals and for the 12-month period following the termination of such employment; and (ii) any severance provisions contained in the Key Employee’s existing employment agreement with the Company shall continue to apply following consummation of the Merger, subject to certain changes to the definition of “Good Reason” as set forth in such Key Employee Employment Agreements.

The Key Employees include the Company’s named executive officers, as follows: (i) Jody E. Miller, the Company’s President and Chief Executive Officer, (ii) Charles E. Barrantes, the Company’s Executive Vice President and Chief Financial Officer; (iii) Theodore M. Mourouzis, Chief Executive Officer and President of Pac-Van, Inc.; and (iv) Neil R. Littlewood, Chief Executive Officer of Royal Wolf.

In addition to their Key Employee Employment Agreements, each Key Employee has also entered into a letter agreement with United Rentals, substantially in the form filed herewith as Exhibit 10.4 (the “Employee Letter Agreements”), pursuant to which each Key Employee has agreed, in the event the Key Employee’s post-Merger employment with United Rentals is terminated under certain circumstances, to repay to United Rentals a portion of the consideration that Key Employee received in respect of unvested equity awards that were accelerated in connection with the Merger.

The foregoing description of the Key Employee Employment Agreements and the Key Employee Letter Agreements does not purport to be complete and is qualified in its entirety by the full text of Exhibits 10.3 and 10.4, which are incorporated by reference herein.

Transaction Bonuses

In connection with the execution of the Merger Agreement, the Company has granted retention bonuses (“Retention Bonuses”) to certain of its employees, including its named executive officers, pursuant to retention bonus letters substantially in the form filed herewith as Exhibit 10.5 (the “Retention Bonus Letters”), which provide for payments to each such employee contingent on that employee’s continued employment with the Company through the consummation of the Merger and the execution and non-revocation of a release.  The Retention Bonus amounts for the foregoing individuals are as follows:

Name and Principle Position	Retention Bonus Amount
Ronald Valenta Executive Chairman	$500,000
Jody E. Miller President and Chief Executive Officer	$500,000
Charles E. Barrantes Executive Vice President and Chief Financial Officer	$300,000
Christopher Wilson Vice President, General Counsel and Secretary	$240,000
Jeffrey A. Kluckman Executive Vice President of Global Business Development	$200,000
Theodore M. Mourouzis Chief Executive Officer and President, Pac-Van, Inc.	$170,000
Neil R. Littlewood Chief Executive Officer, Royal Wolf	$75,000

The foregoing description of the Retention Bonuses does not purport to be complete and is qualified in its entirety by the full text of the form Retention Bonus Letter, a copy of which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Non-Compete Agreement

Reference is hereby made to the description of the Non-Competition Agreement with Mr. Valenta under Item 1.01 above, which is incorporated herein by reference.  Upon the consummation of the Merger, Mr. Valenta will cease to be Executive Chairman of the Board of the Company.

Item 7.01.
Regulation FD Disclosure

On April 15, 2021, the Company and United Rentals, Inc. issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01
Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 15, 2021, by and among United Rentals (North America), Inc., UR Merger Sub VI Corporation and General Finance Corporation.

10.1	Form of Tender and Support Agreement, dated as of April 15, 2021, by and among United Rentals (North America), Inc., UR Merger Sub VI Corporation and certain Company stockholders.
10.2	Non-Competition Agreement, dated as of April 15, 2021, by and among Ronald Valenta, United Rentals (North America), Inc., and United Rentals, Inc.
10.3	Form of Key Employee Employment Agreement
10.4	Form of Employee Letter Agreement

10.5	Form of Retention Bonus Letter
99.1	Joint Press Release, issued on April 15, 2021 by General Finance Corporation and United Rentals, Inc.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, including, among other things, statements regarding the expected tender offer and consummation of the acquisition of the Company, the payment of any consideration in connection therewith, the expected treatment of the Company’s outstanding equity awards, the required payment by the Company of a termination fee under certain circumstances, the effect of the Support Agreements, and any assumptions underlying any of the foregoing. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to (1) the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (2) uncertainties as to how many of Company’s stockholders will tender their shares in the tender offer; (3) the possibility that the acquisition does not close; (4) the possibility that competing offers may be made; (5) risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (6) risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; (7) the risk that the business will not be integrated successfully; (8) disruption from the transaction making it more difficult to maintain business and operational relationships; (9) negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Company’s or United Rentals’ common stock, credit ratings and operating results; (10) the risk of litigation and regulatory actions related to the proposed acquisition; (11) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (12) other unexpected costs or delays in connection with the acquisition. These forward-looking statements are made as of the date of this Current Report on Form 8-K, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and Form 10-Q and Current Reports on Form 8-K that the Company has filed and may file from time to time, which could cause actual results to vary from expectations. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Company securities, nor is it a substitute for the tender offer materials that United Rentals and its acquisition subsidiary will file with the SEC. The solicitation and offer to buy Company stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, United Rentals and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. COMPANY STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMPANY SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Company stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting United Rentals or the Company. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at [https://generalfinance.com/sec-information/] or by contacting the Company at [info@generalfinance.com]. Copies of the documents filed with the SEC by United Rentals will be available free of charge under the “Our Company—Investor Relations—SEC Filings” section on United Rentals’ internet website athttps://unitedrentals.gcs-web.com/sec-filings or by contacting Ted Grace, Vice President–Investor Relations of United Rentals’ Investor Relations Department at tgrace@ur.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, United Rentals’ parent company (United Rentals, Inc.) and the Company each file annual, quarterly and current reports and other information with the SEC, which are available to the public on the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: April 15, 2021	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary